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SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported) May 24, 2002

ELDORADO RESORTS LLC
ELDORADO CAPITAL CORP.
(Exact names of registrants as specified in their charters)

Nevada Nevada (State or other jurisdiction of incorporation)	333-11811 (Commission File Number)	88-0115550 88-0367075 (IRS Employer Identification No.)
345 North Virginia Street, Reno, Nevada (Address of Principal Executive Offices)		89501 Zip Code

Registrants' telephone number, including area code (775) 786-5700

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

INFORMATION INCLUDED IN THIS REPORT

Item 4. Change in Certifying Accountant.

        On May 24, 2002, the Board of Managers of Eldorado Resorts LLC ("Eldorado") dismissed Arthur Andersen LLP ("Andersen") as its independent accountant and approved the selection of Deloitte & Touche LLP ("Deloitte") as Eldorado's independent auditors for the fiscal year ending December 31, 2002, subject to the completion of Deloitte's customary client acceptance procedures. The Board of Managers does not have a separate Audit Committee.

        The decision to change auditors was not the result of any disagreement with Andersen with respect to any reporting or disclosure requirement applicable to Eldorado. The reports of Andersen on the consolidated financial statements of Eldorado and its consolidated subsidiaries, including Eldorado Capital Corp., for the fiscal years ended December 31, 2001 and 2000 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles. During the fiscal years ended December 31, 2001 and 2000 and the interim period from January 1, 2002 through May 24, 2002, there were no disagreements with Andersen on any matter of accounting principles or practices, financial statement disclosure, or auditing scope and procedure which, if not resolved to the satisfaction of Andersen, would have caused Andersen to make reference to the matter in their report. During such fiscal years and interim period there were no "reportable events", as that term is defined in paragraph (a)(1)(v) of Item 304 of Securities and Exchange Commission Regulation S-K ("Regulation S-K").

        Eldorado has requested Andersen to furnish it a letter addressed to the Securities and Exchange Commission stating whether it agrees with the statements in the preceding paragraph. A copy of that letter, dated May 24, 2002, is filed as Exhibit 16 to this Current Report on Form 8-K.

        During the fiscal years ended December 31, 2001 and 2000 and the interim period prior to the engagement of Deloitte, Eldorado did not consult Deloitte with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on Eldorado's consolidated financial statements, or on any other matters or reportable events listed in Item 304(a)(2)(i) and (ii) of Regulation S-K.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

  Exhibits

        The following exhibit is filed as part of this report.

Exhibit Number	Description
16.	Letter from Arthur Andersen LLP

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned thereunto duly authorized.

ELDORADO RESORTS LLC
May 24, 2002	By	/s/ DONALD L. CARANO Donald L. Carano, Chief Executive Officer, President and Presiding Manager
ELDORADO CAPITAL CORP.
May 24, 2002	By	/s/ DONALD L. CARANO Donald L. Carano, President

INDEX TO EXHIBITS

No.	Description
16	Letter from Arthur Andersen LLP

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FORM 8-K
INFORMATION INCLUDED IN THIS REPORT
SIGNATURES
INDEX TO EXHIBITS